Amended Schedule of Officers with Change of Control Agreements

         The following executive officers as determined by Item 402(a)(3) have executed a Change of Control Severance Agreement substantially identical to Mr. Zebeck's except that initial of the times the compensation set forth in Section 5.1(d) the multiplies is as set forth below and that the number of years for which Section 9.3 applies is as set forth below:

                                                       Number for Section
       Officers              Date of Agreement         5.1(d)and 9.3(b)

     Douglas McCoy                4/30/98                     Two
     Douglas Scaliti              4/30/98                     Two
     Z. Jill Barclift             4/30/98                     Two
     Joseph Hoffman               4/30/98                     Two